Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended April 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$683,665
Unrealized Gain (Loss) on Market Value of Futures	204,865
Dividend Income	1,135
Interest Income	4,578
Total Income (Loss)	$894,243

Expenses
Sponsor Management Fees	$4,509
Brokerage Commissions	1,860
Total Expenses	$6,369
Net Income (Loss)	$887,874

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/18	$5,483,982
Net Income (Loss)	887,874

Net Asset Value End of Month	$6,371,856
Net Asset Value Per Share (100,040 Shares)	$63.69

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended April 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(306,006)
Realized Trading Gain (Loss) on Short-Term Investments	(26)
Unrealized Gain (Loss) on Market Value of Futures	123,126
Dividend Income	151
Interest Income	998
ETF Transaction Fees	144
Total Income (Loss)	$(181,613)

Expenses
Sponsor Management Fees	$789
Brokerage Commissions	618
Total Expenses	$1,407
Net Income (Loss)	$(183,020)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/18	$1,229,701
Withdrawals (50,000 Shares)	(372,440)
Net Income (Loss)	(183,020)

Net Asset Value End of Month	$674,241
Net Asset Value Per Share (100,040 Shares)	$6.74

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
Monthly Account Statement
For the Month Ended April 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$377,659
Realized Trading Gain (Loss) on Short-Term Investments	(26)
Unrealized Gain (Loss) on Market Value of Futures	327,991
Dividend Income	1,286
Interest Income	5,576
ETF Transaction Fees	144
Total Income (Loss)	$712,630

Expenses
Sponsor Management Fees	$5,298
Brokerage Commissions	2,478
Total Expenses	$7,776
Net Income (Loss)	$704,854

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/18	$6,713,683
Withdrawals (50,000 Shares)	(372,440)
Net Income (Loss)	704,854

Net Asset Value End of Month	$7,046,097

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612